Exhibit 99.1

SKYLINK LTD

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2011 AND 2010

SKYLINK LTD

TABLE OF CONTENTS

DECEMBER 31, 2011 AND 2010

AUDITED FINANCIAL STATEMENTS

Independent Auditor’s Report	2
Balance Sheets	3
Income Statements	4
Statements of Retained Earnings	5
Statements of Cash Flows	6
Notes to Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Management of Skylink LTD

Findlay, Ohio

We have audited the accompanying balance sheets of Skylink LTD (an S corporation) as of December 31, 2011 and 2010, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skylink LTD as of December 31, 2011 and 2010, and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Pry Professional Group

Findlay, Ohio

August 22, 2012

SKYLINK LTD

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS

Current Assets
Cash	$6,258,390	$7,506,214
Accounts Receivable	1,933,684	1,539,147
Inventory	705,804	685,453
Prepaid Expenses	33,674	55,760
Other Current Assets	89,500	—

Total Current Assets	9,021,052	9,786,574

Net Property and Equipment
Furniture & Fixtures	50,235	50,235
Office Equipment	32,194	29,784
Vehicles	1,634,256	1,384,971

Total Property Plant and Equipment	1,716,685	1,464,990
Less Accumulated Depreciation	(1,161,995)	(949,686)

Net Property Plant and Equipment	554,690	515,304

Total Assets	$9,575,742	$10,301,878

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts Payable	$2,817,996	$2,072,025
Accrued Payroll	238,252	265,436
Accrued Payroll Taxes	32,967	75,740
Other Accrued Taxes	165,141	110,550

Total Current Liabilities	3,254,356	2,523,751

Total Liabilities	3,254,356	2,523,751

Stockholder’s Equity
Common Stock	500	500
Additional Paid-in-Capital	4,947,219	4,947,219
Retained Earnings	1,373,667	2,830,408

Total Stockholder’s Equity	6,321,386	7,778,127

Total Liabilities and Stockholder’s Equity	$9,575,742	$10,301,878

See Accompanying Notes and Independent Auditor’s Report.

SKYLINK LTD

INCOME STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

		% of		% of
	2011	Sales	2010	Sales

SALES	$31,166,588	100.0%	$27,420,588	100.0%

Cost of Goods Sold
Labor	8,685,781	27.9	7,424,546	27.1
Purchases	2,494,424	8.0	2,222,388	8.1

Total Cost of Goods Sold	11,180,205	35.9	9,646,934	35.2

Gross Profit	19,986,383	64.1	17,773,654	64.8

OPERATING EXPENSES
General and Administrative	1,904,030	6.1	1,478,193	5.4
Operating Expenses	11,735,248	37.7	10,181,882	37.1
Maintenance Expenses	413,564	1.3	556,498	2.0
Depreciation Expense	218,525	0.7	237,082	0.9

Total Operating Expenses	14,271,367	45.8	12,453,655	45.4

Operating Income	5,715,016	18.3	5,319,999	19.4

Other Income (Expense)
Loss on Disposal of Assets	—	—	(13,852)	(0.1)

Total Other Income (Expense) Before Taxes	—	—	(13,852)	(0.1)

Income Before Taxes	5,715,016	18.3	5,306,147	19.4

INCOME TAX EXPENSE
Income Tax Expense	21,343	0.1	20,158	0.1

Total Income Tax Expense	21,343	0.1	20,158	0.1

Net Income	$5,693,673	18.3%	$5,285,989	19.3%

See Accompanying Notes and Independent Auditor’s Report.

SKYLINK LTD

STATEMENTS OF RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Retained Earnings, Beginning of Year	$2,830,408	$2,342,667

Distributions	(7,150,414)	(4,798,248)

Net Income	5,693,673	5,285,989

Retained Earnings, End of Year	$1,373,667	$2,830,408

See Accompanying Notes and Independent Auditor’s Report.

SKYLINK LTD

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$5,693,673	$5,285,989
Adjustments to Reconcile Net Income to Net Cash Provided By (Used in) Operating Activities:
Depreciation	218,525	237,082
Loss on Disposal of Assets	—	13,852
(Increase) Decrease in Operating Assets
Accounts Receivable	(394,537)	128,762
Inventory	(20,351)	241,548
Prepaid Expenses	22,086	(35,129)
Other Current Assets	(89,500)	—
Increase (Decrease) in Operating Liabilities:
Accounts Payable	745,971	(175,431)
Accrued Payroll	(27,184)	(108,314)
Accrued Payroll Taxes	(42,773)	(75,471)
Other Accrued Taxes	54,591	(63,685)

Net Cash Provided By Operating Activities	6,160,501	5,449,203

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property, Plant and Equipment	(257,911)	(55,079)

Net Cash Used By Investing Activities	(257,911)	(55,079)

CASH FLOWS FROM FINANCING ACTIVITIES
Owner’s Distributions	(7,150,414)	(4,798,248)

Net Cash Used In Financing Activities	(7,150,414)	(4,798,248)

Net Increase (Decrease) in Cash and Cash Equivalents	(1,247,824)	595,876
Cash and Cash Equivalents at Beginning of Period	7,506,214	6,910,338

Cash and Cash Equivalents at End of Period	$6,258,390	$7,506,214

Supplemental Cash Flow Disclosure:
Income Taxes Paid	$13,840	$42,629

See Accompanying Notes and Independent Auditor’s Report.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

A.                    Nature of Business

Skylink LTD (herein referred to as the Company) is a field services contractor that performs residential and business installations, upgrades and service repair work for telecommunication providers.  This work performed by the Company is commonly referred to as fulfillment services. Headquartered in Findlay, Ohio, the Company operates offices throughout Ohio and West Virginia, and also completes work in parts of Indiana, Kentucky, Virginia and Michigan. Skylink’s primary customers are DIRECTV (satellite television) and ViaSat, formerly known as WildBlue Communications (satellite internet).

B.                    Summary of Significant Accounting Policies

The summary of significant accounting policies of the Company is presented to assist the reader in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting.

Cash and Cash Equivalents

For purposes related to the statements of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist of short-term receivables that arise in the normal course of business, and are comprised of fulfillment revenue earned but not yet received from service work orders contracted through the Company’s home service provider agreements. Accounts receivable are reported at the amount management expects to collect and the Company grants credit without requiring any collateral from its customers.

Accounts receivable are carried at cost less an allowance for losses, if an allowance is deemed necessary. The Company does not accrue finance or interest charges. On a periodic basis, the Company evaluates its receivables and determines the necessity for an allowance of losses, based on history of past write-offs, collections and current conditions. Accounts receivable are written off when it is determined that all collection efforts have been exhausted. As of December 31, 2011 and 2010, management believes all accounts receivable are fully collectible.

Revenue Recognition

The Company recognizes fulfillment revenue earned from service work orders on the accrual basis. The Company’s revenues are derived primarily from fulfillment services for one major company (DIRECTV) and one other smaller signal provider in the satellite telecommunications industry (ViaSat). The fulfillment services are provided based on agreement terms defined under home service provider contracts with the respective telecommunications companies. See footnote I for further details related to contractual obligations.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

B.                    Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The Company functions as a third party contractor for these satellite signal providers, installing and activating services for residential and business subscribers on behalf of the signal provider, as well as upgrading and servicing end-user equipment for existing customers. The various services provided are based on fixed fees per contractual terms.

The Company receives work orders for fulfillment services and recognizes revenues as services are rendered. It is commonplace within the industry to track completion of orders via mutual access to a work order management computer system. Both Skylink and the companies for which it performs services track and rely on such systems, which indicate to both parties that the services have been completed on a given work order.  The completed work order triggers payment from the satellite signal provider to the Company. The ability to track work order closure via the computer system, coupled with the contracts that are in place, provides reasonable assurance that revenues are recognized on a timely basis, and that the fees for the services provided are collectible.

Inventory

Inventory is valued at cost and consists of materials and supplies used in the installation, upgrade, and repair of satellite communication equipment. On a regular basis, appropriate consideration is given to inventory obsolescence based on historical experience, product knowledge and frequency of use.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed for financial statement purposes over the useful life of the assets using the straight-line method. The estimated useful lives of the assets are as follows:

Asset Group	Method	Years
Office Equipment	Straight-Line	5-7
Furniture and Fixtures	Straight-Line	7
Vehicles	Straight-Line	5

The modified accelerated cost recovery system is used for federal income tax purposes for all property and equipment. Expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement or sale, the cost of assets disposed of and their related accumulated depreciation or amortization are removed from the accounts, with the resulting gain or loss reflected in income.

Presentation of Sales Tax

The Company has adopted FASB ASC 605-45-50, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement. FASB ASC 605-45-50 permits that such taxes may be presented on either a gross basis or a net basis, as long as that presentation is used consistently. The adoption of FASB ASC 605-45-50 on January 1, 2007 did not impact the financial statements. The Company presents the taxes within the scope of FASB ASC 605-45-50 on a net basis.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

B.                    Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company elected S corporation status effective January 1, 2007.  Earnings and losses are included in the personal income tax returns of the shareholder. Accordingly, the Company will not incur additional income tax obligations, and the accompanying financial statements will not include a provision for income taxes. Any potential deferred tax assets or liabilities pertaining to state and/or local income taxes were determined to be immaterial in relation to the financial statements taken as a whole, and as such, no disclosure is included for deferred income taxes.

The Company has adopted FASB ASC 740-10-50-15 to account for uncertainty in income taxes.

The Company files income tax returns in the U. S. federal jurisdiction, including Ohio, Indiana, Kentucky, Michigan, Virginia and West Virginia, as well as local jurisdictions. With few exceptions, the Company is no longer subject to U. S. federal, state and local tax examinations by tax authorities for years before 2008.

Management believes that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures.

Advertising Costs

Advertising costs, which are included in general and administrative expenses, are expensed as incurred.

Commitment and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.                    Cash and Cash Equivalents

Balances of cash and cash equivalents at financial banking institutions are $6,258,390 and $7,506,214 at December 31, 2011 and 2010, respectively. Since the aforementioned balances are held in non- interest-bearing transaction accounts, they are fully insured by the Federal Deposit Insurance Corporation (FDIC). The Company regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risks of loss are minimal.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

D.                    Trade Accounts and Other Receivables

Trade receivables are reported at net realizable value and are comprised of fulfillment revenue earned but not yet received for completed service work orders.  Fulfillment revenue is generated from services provided under the scope of the Company’s home service provider agreements with DIRECTV and ViaSat. Similarly, a portion of the trade receivables relate to the Service Provider Agreement for labor services rendered under DIRECTV’s “owned and operated” division in central Ohio (DIRECTV, LLC DBA “DIRECTV Home Services”).

Additionally, trade receivables includes any unpaid sales incentives and bonuses that are achieved based off performance metrics established by DIRECTV. As of December 31, 2011 and 2010, trade receivables totaled $1,352,883 and $999,974, respectively.

Moreover, the Company has an account receivable for inventory relating to hardware fulfillment used on completed service work orders that is reimbursable by both DIRECTV and ViaSat. The Company also has accounts receivable for purchases credits (commonly referred to as “HSP Buys”), which are recognized upon the activation of receiver equipment within a subscriber’s home or business, at which time DIRECTV is liable to reimburse the Company for the cost incurred to acquire the receiver equipment. Consolidated accounts receivable can be summarized as follows:

	2011	2010
Accounts Receivable - Trade	$1,352,883	$999,974
Accounts Receivable - Inventory	317,496	239,748
Accounts Receivable - Purchases Credits	263,305	299,425

Total Accounts Receivable	$1,933,684	$1,539,147

At December 31, 2011 and 2010, all aged accounts receivables were less than 90 days old and considered collectible. Therefore, no allowance for doubtful accounts was considered necessary.

E.                     Inventory

Inventory consists of materials and supplies used in the installation, service and repair of satellite communication equipment. Inventory is summarized by warehouse location as follows:

	2011	2010
Findlay, Ohio	$153,499	$149,539
Culloden, West Virginia	226,308	168,786
Dayton, Ohio	115,983	118,165
Fort Wayne, Indiana	54,465	57,207
Cambridge, Ohio	86,994	130,115
Beckley, West Virginia	68,555	61,641

Total Inventory	$705,804	$685,453

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

F.                      Property and Equipment

Property and equipment is summarized by major classifications as follows:

	2011	2010
Furniture and Fixtures	$50,235	$50,235
Office Equipment	32,194	29,784
Vehicles	1,634,256	1,384,971

Total Property and Equipment	1,716,685	1,464,990
Less Accumulated Depreciation	(1,161,995)	(949,686)

Net Property and Equipment	$554,690	$515,304

Depreciation expense for 2011 and 2010 was $218,525 and $237,082, respectively.

Expenditures for maintenance, repairs, and small equipment that are considered immaterial in nature are charged to operations as incurred. Properties, which are retired or otherwise disposed of, are eliminated from the accounts, with resulting gains or losses reflected in operations concurrently.

G.                    Prepaid Expenses

Prepaid expenses consist of cash paid in advance for rent and income taxes. Prepaid expenses can be summarized as follows:

	2011	2010
Prepaid Rent	$23,253	$24,333
Prepaid Taxes	10,421	31,427

Total Prepaid Expenses	$33,674	$55,760

H.                   Other Current Assets

Other current assets are comprised of refundable payroll liabilities relating to payments the Company remitted in excess of reported withholdings.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

I.                        Contractual Obligations

The Company has entered into contracts with satellite television and satellite internet signal providers to serve as a third party contractor installing, activating, upgrading, and servicing direct broadcast systems (DBS) for the signal providers’ residential and business customers. The Company’s primary customer is DIRECTV.  The Company entered into a contract with DIRECTV titled “2009 Home Services Provider Agreement” (HSP Agreement) effective July 1, 2009 and continuing until May 1, 2013.

This contract replaced a previous contract with an effective date of May 1, 2007. The contract was renewed again in 2010 with an effective date of September 15, 2010 continuing for a one year period from the effective date. The contract was subsequently renegotiated with an effective date of May 1, 2011 and continuing until April 30, 2015. The terms of these various contracts are quite similar. The majority of the revisions are made primarily to update fixed fee schedules or to redefine some of the specific performance metrics.

The contract provides the Company rights for offering fulfillment services to DIRECTV customers for certain areas as specified by the contract. The areas are referred to as designated marketing areas (DMA’s).  The Company’s DMA’s spanned various areas in Ohio, Kentucky, Michigan, Indiana, West Virginia, and Virginia. The contract includes a fixed fee schedule for the various services to be provided.  Either party has the right to terminate the contract with a 30 day written notice to the other party if either party fails to continue to meet the terms of the contract.  Also, either party may terminate the contract without cause by providing a 180 day written notice.

The Company entered into a field services contract with WildBlue Communications, Inc. (ViaSat) on September 15, 2009. This contract continues for four years from the effective date with automatic annual renewals unless either party provides a written notice to terminate. The additional terms of the contract are similar in nature to the DIRECTV contracts previously discussed. The purpose of this contract is to allow the Company to offer certain satellite-based internet services.

The Company also entered into a dealer contract with WildBlue Communications, Inc. (ViaSat) in February, 2010. This contract continued for one year from the effective date with automatic month- to-month renewals unless either party provides a written notice to terminate. The purpose of this contract is to allow the Company to sign up new customers for receiving certain satellite internet services from WildBlue Communications (ViaSat).

Additionally, the Company entered into another dealer contract with DIRECTV in or near 1999. The purpose of this contract is to allow the Company to sign up new customers for receiving certain satellite television services from DIRECTV. Similar to the HSP Agreement, the dealer agreement has also been updated from time to time throughout the last thirteen years. The most recent version of the dealer contract, titled Independent Retailer Agreement, was entered into by the Company in February 2012. The current contract term continues until February 2013, and the term shall automatically renew for an unlimited number of successive renewal terms of one year each. Either party may elect to cancel the dealer contract for any reason, effective upon the expiration of the then-current term, by delivering written notice to the other party at least forty-five (45) days prior to such expiration.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

J.                        Accounts Payable

As of December 31, 2011 and 2010, accounts payable consist of the following:

	2011	2010
Accounts Payable - Trade	$623,932	$187,692
Accounts Payable - Inventory	2,194,064	1,884,333

Total Accounts Payable	$2,817,996	$2,072,025

Trade payables are comprised of services and/or expenses incurred but not yet paid relating to normal business operations. Accounts payable for inventory represents inventory purchased from DIRECTV which the Company is in possession of, but for which payment has not been remitted. Normal payment terms for inventory purchased from DIRECTV are settled within 45 days.

K.                   Income Taxes

The Company’s provision for income taxes consists of the following:

	2011	2010
Current Expense (Benefit):
State	$6,231	$8,199
Local	15,112	11,959

Total Income Taxes	$21,343	$20,158

L.                     Common Stock

The Company has 500 shares of common stock authorized. At December 31, 2011 and 2010, 500 shares of the $1 par value common stock were issued and outstanding.

M.                 Shareholder Distributions and Additional Paid In Capital:

Shareholder distributions during the year consisted of the following:

	2011	2010
Distributions (reimbursements) for income tax purposes	$2,192,840	$2,695,443
Distributions for other purposes	4,957,574	2,102,805

Total Distributions	$7,150,414	$4,798,248

There were no contributions of additional paid in capital during the year ending December 31, 2011 and 2010.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

N.                    Advertising Costs

Total advertising costs for 2011 and 2010 were $18,011 and $6,179, respectively.

O.                    Employee Benefit Plan

The Company does not provide any employer sponsored retirement benefit plans for its employees. As such, no provision or disclosures are included within these financial statements.

P.                      Leases

The Company currently leases the properties listed below from third parties. The summary below reflects the location of the properties, the lessor, the annual lease amount, and other pertinent terms of the lease:

106 Pershing Street, Beckley, WV — 4000 Square foot building leased from Alpha Rental Properties, LLC for an annual lease amount of $11,000 due in one annual payment on October 15, 2011. The most recent lease was entered into on September 14, 2011 and covers a one year period from November 1, 2011 through October 31, 2012. There is also a $1,800 security and cleaning deposit previously paid, carried over from the previous lease and applied to this executed lease.

201 Smith Road, Culloden, WV — 12,000 Square foot building leased from CECCO Corporation of West Virginia for an annual lease amount $32,400 due in monthly payments of $2,700 on the second day of each month. The most recent lease was entered into on March 2, 2012 with a three year term expiring on March 2, 2015.

81 Rear Steubenville Ave, Cambridge, Ohio — 3,500 Square foot building leased from R&R Land Company, LLC for an annual lease amount $6,000 due in one annual payment on October 15, 2010. The lease was entered into on October 15, 2010 and continued for a 12 month period through September 15, 2011.  After fulfilling the duration of the lease terms, the terms of the lease indicated that the premises would continue to be let on a month to month basis and require a two month notice by Lessee prior to moving.

The Company also rents various properties from a related party.  These properties are rented on month-to-month terms consisting of $193,440 in total annual rents paid for the years 2011 and 2010. The terms are based on verbal rental agreements between the Company and the related party. The Company is required to maintain the properties and cover the cost of taxes and insurance.

Q.                    Cash Flows Statement

Cash paid for state and local income taxes during 2011 and 2010 was $13,840 and $42,629, respectively. The Company has no debt, and accordingly, no interest was paid during 2011 and 2010.

SKYLINK LTD

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

R.                    Major Customers and Risk Concentrations

As indicated in the contractual obligations footnote, the Company’s contract with DIRECTV, its primary customer, can be terminated without cause upon advanced notice of at least 180 days. The termination of the aforesaid contractual home service provider agreement with DIRECTV would have significant adverse effects on the Company’s operations.

Correspondingly, a material part of the Company’s business is dependent upon two customers, the loss of any one of which would have a material effect on the Company. During 2011 and 2010, these two customers, DIRECTV and WildBlue, accounted for nearly 100% of net sales.

S.                      Litigation

As of December 31, 2011, the Company was involved in a pending lawsuit with a former insurance provider. The nature of the dispute involves funds allegedly due on an insurance policy that was cancelled, effective December 31, 2010. In December 2011, the plaintiff filed suit against the Company and obtained a default judgment in the sum of $109,284. The Company has since retained legal counsel to set the judgment aside, and if necessary it plans to vehemently defend that all premiums were paid in full. As of the date of the auditor’s report, the judgment remains in place. However, no execution is expected on the judgment because of the banking relationship between the Company and insurance provider’s parent corporation. As a result, no contingent liability has been recognized as of December 31, 2011 and 2010. The Company anticipates that the matter will be settled out of court no later than August 31, 2012.

The Company is involved in other certain claims incidental to its business. Based on consultation with legal counsel, management is of the opinion that any other claims, either individually or in the aggregate, to which the Company is a party will not have a material adverse effect on the Company’s financial position or results of operations.

T.                     Subsequent Events

Subsequent events have been evaluated through August 22, 2012, the date in which the financial statements were available to be issued. As of that date, the Company has had ongoing discussions with a potential buyer regarding the sale of their business operations. No other significant subsequent events were noted.